Exhibit 99.1
Greenlane Strengthens Leadership Diversity and Industry Expertise with New Chief Accounting Officer and Board Director
Former MedMen Senior Vice President of Accounting Darsh Dahya Appointed as
New Chief Accounting Officer

Seasoned Executive, Brand Expert, and Director of Tilray and Hydrofarm, Renah Persofsky Appointed as
Board Director

BOCA RATON, Fla., April 13, 2022 – Greenlane Holdings, Inc. (“Greenlane” or "the Company”) (Nasdaq: GNLN), a global house of brands and one of the largest sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today announced the appointments of Darsh Dahya as Chief Accounting Officer, effective April 18, 2022, and Renah Persofsky as Board Director, effective April 11, 2022. The Company also announced the resignation of Dallas Imbimbo from the Company’s Board of Directors.

Darsh Dahya Appointed as Chief Accounting Officer
Mr. Dahya is a seasoned accounting professional with a superior track record for delivering results. He previously served as the Senior Vice President of Accounting at MedMen Enterprises Inc. (“MedMen”) (CSE: MMEN) (OTCQX: MMNFF), a leading cannabis retailer with operations across the nation, where he was instrumental in streamlining the finance organization and implementing numerous complex accounting policies and financial processes. Prior to that, Mr. Dahya served in several audit and managerial roles at BDO. He is a Chartered Accountant with a Bachelors of Commerce and Administration (B.C.A.) in Accounting and Commercial Law and a Graduate Diploma in Professional Accounting from Victoria University of Wellington.

“We are very excited to welcome Darsh to Greenlane,” said Nick Kovacevich, CEO of Greenlane. “Darsh brings a compelling blend of accounting and finance experience, well-honed technical skills, and proven leadership abilities. He also brings valuable and unique experience in the highly nuanced cannabis industry. We believe Darsh will be a strong leader as we execute our 2022 strategic plan to accelerate our path to profitability and position Greenlane for sustainable, long-term value creation.”

As Chief Accounting Officer, Mr. Dahya will lead many of Greenlane’s principal financial activities.

Renah Persofsky Appointed to the Board of Directors
The Company has appointed Renah Persofsky as a Board Director. Ms. Persofsky has served as the Chief Executive Officer of Strajectory Corp. since 2010 and was an Executive Consultant of Canadian Imperial Bank of Commerce from 2011 to 2021. She presently serves as the Vice Chairwoman and Lead Director of Tilray Inc. (Nasdaq: TLRY) (previously Aphria Inc.), from October 2017, as well as Executive Chairwoman of Green Gruff Inc. since July 2019. Ms. Persofsky is also currently a Board Member of K.B. Recycling Ltd., (Alkemy) and Hydrofarm Holdings Group (Nasdaq: HYFM). Ms. Persofsky has also previously served as an Executive Consultant to many iconic brands including Tim Hortons, Canadian Tire, Canada Post and Interac, and was an Executive Officer of the Bank of Montreal. She previously co-chaired the Canadian Minister’s Advisory Committee on Electronic Commerce, as well as served as a Special Advisor to the Minister of Foreign Affairs and Trade.

Kovacevich continued: “On behalf of the entire Board, I’m thrilled to welcome Renah. Renah has over 40 years of business experience with a deep understanding of distribution and the global cannabis market. She has worked intimately with many leading brands, which we believe will prove invaluable as we continue to grow our Greenlane Brands and become the leading house of brands in the ancillary cannabis industry. Further, Renah adds instant credibility with her corporate governance experience at leading cannabis organizations Tilray and Hydrofarm. We look forward to bringing her voice and perspective to our Board, as we continue to seek talented individuals from all walks of life to help lead Greenlane in its next stage of evolution.”

Resignation of Dallas Imbimbo from the Board of Directors
The Company also announced that Dallas Imbimbo, Chairman of the Nominating and Corporate Governance Committee, has resigned from the Company’s Board of Directors to pursue other business interests. A serial entrepreneur, Mr. Imbimbo was a founder of Kush Bottles and later KushCo Holdings, Inc. (“KushCo”), which merged with the Company in 2021. He was instrumental in establishing the process for revitalizing and diversifying Greenlane’s Board.

Mr. Imbimbo stated, “I feel very fortunate to have worked closely with Nick as a KushCo co-founder through the merger with Greenlane and later with the Greenlane Board. As the Company reimagines its business, I am very excited to see Renah Persofsky join the Board to help guide our executive team and propel Greenlane to the next level.”

Kovacevich added: “I would like to thank Dallas for all his hard work, insights and contributions to the Company. Dallas is one of the most talented and successful entrepreneurs that I know, and he’s been instrumental in the formation and growth of KushCo and the recent integration efforts post-merger. I’m lucky to have a business relationship and friendship with Dallas for almost two decades now, and I look forward to building on that relationship as Dallas steps down from the Board and continues to be one of Greenlane’s largest shareholders.”

About Greenlane Holdings, Inc.
Greenlane is the premier global platform for the development and distribution of premium cannabis accessories, packaging, vape solutions, and lifestyle products. We operate as a powerful house of brands and omni-channel distribution platform, providing unparalleled product quality, customer service, compliance knowledge, and operations and logistics to accelerate our customers' growth.

Founded in 2005, Greenlane serves a diverse and expansive customer base with more than 8,500 retail locations, including licensed cannabis dispensaries, smoke shops, and specialty retailers. As a pioneer in the cannabis space, Greenlane is the partner of choice for many of the industry's leading multi-state operators, licensed producers, and brands, including PAX Labs, Storz & Bickel (Canopy-owned), Cookies, Grenco Science, and CCELL.

We proudly own and operate a diverse brand portfolio including EYCE silicone pipes, DaVinci vaporizers, Pollen Gear™, the K.Haring Glass Collection by Higher Standards, Marley Natural™, and VIBES™ rolling papers. Higher Standards, Greenlane’s flagship brand, offers both a high-end product line and immersive retail experience with ground-breaking stores in New York City’s Chelsea Market and Malibu, California. Greenlane also owns and operates Vapor.com and VapoShop.com, two industry-leading, direct-to-consumer e-commerce platforms in North America and Europe respectively.

For additional information, please visit: https://gnln.com/.

Investor Contact
Najim Mostamand, CFA
Director of Investor Relations
714-539-7653
ir@greenlane.com

Cautionary Statement Regarding Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others: comments relating to the current and future performance of the Company's business, including the achievement of profitability and long-term value creation; the Company's personnel strategies; and the Company's financial outlook and expectations. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading "Risk Factors" included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Additional information is also set forth in Greenlane's Annual Report on Form 10-K for the year ended December 31, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.